                                                                  EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           VESTCOM INTERNATIONAL, INC.

                         DATED:_________________ , 1997

                              ___________________




                  THE UNDERSIGNED, certifies that it has adopted the following certificate of amendment of the certificate of incorporation in accordance with N.J.S. 14A:7-2:

                  1. The name of the corporation is Vestcom International, Inc.;

                  2. The resolution of the board required by N.J.S. 14A:7-2(3) is annexed hereto as Exhibit 1;

                  3. The annexed resolution was duly adopted by the board on , 1997;

                  4. The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the annexed resolution, and the relative rights, preferences and limitations of each such class and series, are as stated in the annexed resolution.

                  5. This certificate of amendment of the certificate of incorporation shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                            VESTCOM INTERNATIONAL, INC.



                                            By:___________________________

                                                  Joel Cartun, President

                                    EXHIBIT 1
                                     TO THE
                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           VESTCOM INTERNATIONAL, INC.





                                UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           VESTCOM INTERNATIONAL, INC.


                    DATED AS OF:_____________________ , 1997



                  WHEREAS, in accordance with the terms of the proposed acquisitions (the "Acquisitions") by Vestcom International, Inc., a New Jersey corporation (the "Corporation") of Electronic Imaging Services, Inc. ("EIS"), LIRPACO INC. ("LIRPACO") and Image Printing Systems, Inc. ("IPS", EIS, LIRPACO and IPS may be collectively referred to hereinafter as the "Acquired Companies"), the shareholders of each of the Acquired Companies are to receive certain shares of preferred stock of the Corporation, which shares have not heretofore been designated; and


                  WHEREAS, the Board of Directors is authorized by the Corporation's Certificate of Incorporation to designate classes and series of the Corporation's stock out of the now existing pool of undesignated stock of the Corporation; and

                  WHEREAS, this Board of Directors now desires to designate the requisite classes, series and number of preferred shares, with of the rights, preferences and limitations as particularly set forth on Exhibit A annexed hereto and made a part hereof, as may be necessary to deliver to the shareholders of the Acquired Companies in connection with the Acquisitions the shares of preferred stock to which they are entitled, and further to authorize the taking of various actions related thereto;


                  NOW, THEREFORE, the undersigned, being all of the members of the Board of Directors of the Corporation, hereby approve the adoption of the following resolutions:

                  RESOLVED, that two hundred (200) shares of the undesignated shares of stock of the Corporation heretofore existing, be, and hereby are, designated as a class of preferred stock known as Class A Convertible Preferred Stock, which class is divided into two series of one hundred (100) shares each, which series shall be known as Series I Convertible Preferred Stock and Series II Convertible Preferred Stock, respectively, each with the relative rights, preferences and limitations set forth in Sections 1 and 2, respectively, of Exhibit A; and further


                  RESOLVED, that one (1) share of the undesignated shares of stock of the Corporation heretofore existing be, and hereby is, designated as a class of preferred stock known as Class B Preferred Stock, with the relative rights, preferences and limitations set forth in Section 3 of Exhibit A; and further

                  RESOLVED, that one hundred (100) shares of the undesignated shares of stock of the Corporation heretofore existing be, and hereby are, designated as a class of preferred stock known as Class C Convertible Preferred Stock, with the relative rights, preferences and limitations set forth in
Section 4 of Exhibit A; and further


                  RESOLVED, that Joel Cartun, Peter McLaughlin and Leslie Abcug (collectively, the "Authorized Officers") be, and each of them hereby is, authorized and directed, as necessary, to execute and cause to be filed with the Secretary of State of New Jersey, a Certificate of Amendment to the Certificate of Incorporation of the Corporation, in accordance with N.J.S. 14A-7-2(4), relating to the designation of the shares of preferred stock of the Corporation as described in the foregoing resolutions, with any such changes or modifications as any of them may deem necessary or advisable, as evidenced by their execution thereof; and further

                  RESOLVED, that upon consummation of the respective Agreements and Plans of Reorganization with EIS and IPS, and the Share Purchase Agreement with LIRPACO, the shares of Class A Convertible Preferred Stock, Class B Preferred Stock and Class C Convertible Preferred Stock shall be issued as set forth in such agreements; and further

                  RESOLVED, that any action relating to the subject matter of these resolutions taken by any of the directors or officers (Authorized Officers or otherwise) of the Corporation prior to the date of these resolutions be, and hereby is, ratified, confirmed and approved in all respects; and further


                  RESOLVED, that each of the Authorized Officers be, and hereby is, authorized and directed, in the name and on behalf of the Corporation, to do or cause to be done all such further acts and things and to execute, deliver and seal such other documents, agreements, instruments, undertakings or certificates and incur such fees and expenses, as any of them may deem necessary or advisable to carry into effect or implement the purpose and intent of the foregoing resolutions.



                  IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, have executed this consent as of the date first above written.





                                              ----------------------------------

                                              Joel Cartun



                                              ----------------------------------

                                              Peter J. McLaughlin

                                    EXHIBIT A
                                     TO THE
                                UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           VESTCOM INTERNATIONAL, INC.




                  SECTION 1. CLASS A SERIES I CONVERTIBLE PREFERRED STOCK. The Class A Preferred Stock (referred to hereinafter as the "Series I Convertible Preferred Stock") shall have the relative rights, preferences and limitations set forth in this Section 1:

                  Paragraph 1. Voting Rights. The holders of Series I Convertible Preferred Stock shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation, except as required by the New Jersey Business Corporation Act and except that this Section 1 shall not be amended without the consent of the holders of a majority in interest of the Series I Convertible Preferred Stock.

                  Paragraph 2. Dividends. The holders of the Series I Convertible Preferred Stock shall not be entitled to receive any dividends in respect of their shares of Series I Convertible Preferred Stock.

                  Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Series I Convertible Preferred Stock shall have the right to receive Ten Cents ($0.10) for each share, and no more (the "Series I Convertible Preferred Distribution") prior to the rights of the holders of common stock of the Corporation (hereinafter referred to as the "Common Stock"). If the assets of the Corporation are not sufficient to pay the full amount of the Preferred Distributions (as defined in Section 3) to all preferred shareholders of the Corporation, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Corporation shall be distributed among the holders of Common Stock ratably, according to the number of shares of Common Stock held by each shareholder.

                  Paragraph 4. Redemption of Preferred Shares.

                  (a) On or after one hundred fifty (150) days after the last day of the Series I Earnout Period (as defined below), the Corporation may elect to redeem all of the outstanding shares of the Series I Convertible Preferred Stock by paying for each share Ten Cents ($0.10), and no more.

                  (b) Notice of the Corporation's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Series I Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

                  (c) The holders of the Series I Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment therefor, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust Corporation or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

                  Paragraph 5. Conversion Rights.

                  (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Series I Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of the Common Stock equal to the Series I Conversion Factor, up to a maximum equal to ________ shares. Each share of the Series I

Convertible Preferred Stock shall be convertible into one one-hundredth (1/100th) of the foregoing number of shares.

                  (i) On or before ninety (90) days after the end of the Series I Earnout Period, the Corporation's independent public accountants shall determine the net income before taxes of Electronic Imaging Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation at the date of issuance of the Series I Convertible Preferred Stock ("EIS"), for the Series I Earnout Period, computed in accordance with generally accepted accounting principles, except that: (u) no interest will be charged to EIS for such year except for interest on equipment acquired by EIS on or after the first day of the Earnout Period (as defined below); (v) all management and administrative charges of the Corporation to EIS and corporate overhead expenses allocated to EIS by the Corporation will be excluded from the calculation unless otherwise mutually agreed upon in advance, except to the extent that the Corporation has assumed an expense historically incurred by EIS (i.e., if the Corporation pays for employee health benefits, EIS' allocable portion of such expenses shall not be excluded); (w) certain operating expenses incurred by EIS prior to the Consummation Date, which will not be incurred by either EIS or the Corporation after the Consummation Date, as mutually agreed upon in advance, but specifically including the salaries paid to E.V. Ellison and Jim Strawn, will be excluded from the calculations, (x) the same depreciation rates in effect on the day preceding the first day of the Earnout Period for equipment owned by EIS on the day preceding the first day of the Earnout Period will be used for the Earnout Period; (y) amortization of goodwill created by the acquisition of EIS by the Corporation shall be excluded; and (z) if the compensation of the senior executives of EIS and all subsidiaries of the Corporation acquired on the same date as EIS are increased above the levels in effect at such acquisition date, the amount of the increase shall be excluded. ("Adjusted EBT of EIS"). Intercompany transactions (i.e., transactions between EIS and any other subsidiary of the Corporation) shall be accounted for consistently with the Corporation's general accounting policies.

                  (ii) The "Earnout Period" shall be the twenty-four (24) month period beginning on the first day of the fiscal quarter within which the Consummation Date (as that term is defined in that certain Agreement and Plan of Reorganization, dated as of February 28, 1997, by and among the Corporation, Electronic Imaging Acquisition Corp., EIS and the stockholders of EIS named therein) occurs. The "Series I Earnout Period" shall be the twelve (12) month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs and the "Series II Earnout Period" shall be the twelve
(12) month period beginning on the day after the last day of the Series I Earnout Period.

                  (iii) The "Series I Conversion Factor" shall be equal to the quotient of: (x) the 1998 EBT Multiple (as defined below) multiplied by seventy-two percent (72%); divided by (y) $ (the "IPO Price"); then (z) rounded to the lowest whole number. The "1998 EBT Multiple" shall be computed as follows: (a) Adjusted EBT of EIS for the Series I Earnout Period minus Three Hundred Thousand Dollars ($300,000); multiplied by (b) three (3).

                  (iv) All determinations by the Corporation's independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

                  (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a)(i) above, the conversion right granted in this Section 1 may be exercised by the holder or holders of the Series I Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Series I Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are being delivered for conversion into shares of Common Stock. The share certificate(s) shall be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Series I Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificates and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be the holder of the number of shares of Common Stock which the shares of Series I Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Series I Convertible Preferred Stock have been converted.

                  (c) The number and type of shares into which each share of Series I Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

                           (i) any stock dividends issued to the holders of the
Common Stock;

                           (ii) any stock divisions or stock combinations of the
Common Stock; and

                           (iii) shares issued in exchange for Common Stock in
connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Series I Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Series I Convertible Preferred Stock of its calculation of the adjustment.

                  (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Series I Convertible Preferred Stock.

                  Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Series I Convertible Preferred Stock as herein provided, the shares of Series I Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

                  SECTION 2. CLASS A SERIES II CONVERTIBLE PREFERRED STOCK. The Class A Preferred Stock (referred to hereinafter as the "Series II Convertible Preferred Stock") shall have the relative rights, preferences and limitations set forth in this Section 2:

                  Paragraph 1. Voting Rights. The holders of Series II Convertible Preferred Stock shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation, except as required by the New Jersey Business Corporation Act and except that this Section 2 shall not be amended without the consent of a majority of the holders in interest of the Series II Convertible Preferred Stock.

                  Paragraph 2. Dividends. The holders of the Series II Convertible Preferred Stock shall not be entitled to receive any dividends in respect of their shares of Series II Convertible Preferred Stock.

                  Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Series II Convertible Preferred Stock shall have the right to receive Ten Cents ($0.10) for each share, and no more (the "Series II Convertible Preferred Distribution") prior to the rights of the holders of Common Stock. If the assets of the Corporation are not sufficient to pay the full amount of the Preferred Distributions (as defined in Section 3) to all preferred shareholders of the Corporation, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Corporation shall be distributed among the holders of Common Stock ratably, according to the number of shares of Common Stock held by each shareholder.

                  Paragraph 4. Redemption of Preferred Shares.

                  (a) On or after one hundred fifty (150) days after the end of the Series II Earnout Period, the Corporation may elect to redeem all or any number of the outstanding shares of the Series II Convertible Preferred Stock by paying for each share Ten Cents ($0.10), and no more.

                  (b) Notice of the Corporation's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Series II Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

                  (c) The holders of the Series II Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust Corporation or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

                  Paragraph 5. Conversion Rights.

                  (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Series II Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of Common Stock equal to the Series II Conversion Factor, up to a maximum of _________ shares minus the Series I Conversion Factor. Each share of the Series II Convertible Preferred Stock shall be convertible into one-one hundredth (1/100) of the foregoing number of shares.

                           (i) On or before ninety (90) days after the end of
the Series II Earnout Period, the Corporation's independent public accountants shall determine the Adjusted EBT of EIS for the Series II Earnout Period in accordance with the procedures of Section 1, Paragraph 5(a) above.

                           (ii) Subject to clause (iii) below, the "Series II
Conversion Factor" shall be equal to the quotient of (x) the product of the 1999 EBT Multiple multiplied by seventy-two percent (72%); divided by (y) the 1999 Share Price; then (z) rounded to the lowest whole number. The "1999 EBT Multiple" shall be computed as follows: (a) Adjusted EBT of EIS for the Series II Earnout Period minus Three Hundred Thousand Dollars ($300,000); multiplied by
(b) three (3). The "1999 Share Price" shall be computed as follows:

                                    (A) if the fair market value of the Common
Stock on the last day of the Series I Earnout Period is equal to or less than the product of one hundred fifty percent (150%) multiplied by the IPO Price, then the "1999 Share Price" shall equal the IPO Price; or

                                    (B) if the fair market value of the Common
Stock on the last day of the Series I Earnout Period is more than the product of one hundred fifty percent (150%) multiplied by the IPO Price, then the "1999 Share Price" shall be computed as follows: (x) the IPO Price multiplied by (y) a fraction, the numerator of which is the fair market value of the Common Stock on the last day of the Series I Earnout Period and the denominator of which is the product of one hundred fifty percent (150%) multiplied by the IPO Price.

                           (iii) Notwithstanding the foregoing, if the Adjusted
EBT of EIS for the Series II Earnout Period does not exceed Eight Hundred Eighty-Two Thousand Dollars ($882,000) or does not exceed the Adjusted EBT of EIS for the Series I Earnout Period, then, at the option of the Corporation, the "Series II Conversion Factor" shall equal the quotient of the 1999 EBT Multiple divided by the fair market value of the Common Stock on the last day of the Series I Earnout Period.

                           (iv) All determinations by the Corporation's
independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

                           (v) As used herein, the term "fair market value of
the Common Stock" means the closing price of the Common Stock on the date specified on its principal trading market, or if such date is not a trading day of the securities exchange or national quotation system on which the Common Stock is then traded, then the first trading day on such exchange or system thereafter.

                  (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a) above, the conversion right granted in this Section 2 may be exercised by the holders or holder of Series II Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Series II Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are delivered for conversion into shares of Common Stock. The share certificate(s) shall be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Series II Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificate(s) and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be holder of the number of shares of Common Stock which the shares of Series II Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Series II Convertible Preferred Stock have been converted.

                  (c) The number and type of shares into which each share of Series II Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

                           (i) any stock dividends issued to the holders of the
Common Stock;

                           (ii) any stock divisions or stock combinations of the
Common Stock; and

                           (iii) shares issued in exchange for Common Stock in
connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Series II Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Series II Convertible Preferred Stock of its calculation of the adjustment.

                  (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Series II Convertible Preferred Stock.

                  Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Series II Convertible Preferred Stock as herein provided, the shares of Series II Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

                  SECTION 3. CLASS B PREFERRED STOCK. The Class B Preferred Stock shall have the relative rights, preferences, and limitations set forth in this Section 3:

                  Paragraph 1. Voting Rights. The holder of Class B Preferred Stock shall be entitled to vote on all matters to be voted upon by the shareholders of the Company, and the holder of Class B Preferred Stock shall be entitled to that number of votes equal to the number of Dividend Access Shares then owned or held legally or beneficially by, or held in trust for, Howard April and Leonard April or their respective assignees. The holder of the Class B Preferred Stock may cast all of such votes in the same manner or in different manners on any particular matter, or not at all. As used herein, "Dividend Access Shares" means the Dividend Access Shares of 504087 N.B. INC., an entity formed under the laws of Canada ("NEWCO"), having the rights, privileges, restrictions and conditions set forth in the articles of NEWCO.

                  Paragraph 2. Dividends. The holder of the Class B Preferred Stock shall not be entitled to receive any dividends in respect of the Class B Preferred Stock.

                  Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holder of Class B Preferred Stock shall have the right to receive Ten Cents ($0.10) in the aggregate for such stock (the "Class B Preferred Distribution", the Series I Convertible Preferred Distribution, the Series II Convertible Preferred Distribution and the Class B Preferred Distribution, may sometimes be collectively referred to as the "Preferred Distributions") prior to the right of the holders of Common Stock. If the assets of the Company are not sufficient to pay the full amount of the Preferred Distributions to all preferred shareholders of the Company, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Company shall be distributed among the common shareholders ratably, according to the number of shares of Common Stock held by each shareholder.

                  Paragraph 4.  Redemption of Preferred Shares.

                  (a) On the date for the Automatic Redemption by NEWCO of the Dividend Access Shares owned or held legally or beneficially by, or held in trust for, Howard April and

Leonard April or their respective assignees, pursuant to Article 7 of the share provisions of NEWCO, the Company shall redeem the Class B Preferred Stock by paying for such share Ten Cents ($0.10), in the aggregate, and no more.

                  (b) Notice of the Company's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to the holder of Class B Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Company. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

                  (c) The holder of the Class B Preferred Stock which has been called for redemption shall not have any rights as a shareholder on and after the specified redemption date, regardless of whether he or she has surrendered his or her share certificate(s) and received payment, except for the right to receive the redemption price, without interest, upon surrender of the applicable share certificate(s), provided that on or before the specified redemption date the Company has deposited the funds necessary for redemption with a bank, trust company or the Company's transfer agent in Canada or the United States with irrevocable instructions and authority to pay the redemption price to the shareholder upon surrender of the appropriate share certificate(s) duly endorsed to the Company.

                  Paragraph 5. Reclassification Upon or Redemption. Upon redemption of the Class B Preferred Stock as herein provided, the share of Class B Preferred Stock so redeemed shall thereupon be reclassified as undesignated stock of the Company, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

                  SECTION 4. CLASS C CONVERTIBLE PREFERRED STOCK. The Class C Convertible Preferred Stock shall have the relative rights, preferences and limitations set forth in this Section 4:

                  Paragraph 1. Voting Rights. The holders of Class C Convertible Preferred Stock shall be entitled to vote on all matters to be voted upon by the shareholders of the Corporation together with the holders of the Common Stock, as though all of such holders were in one and the same class. The holders of Class C Convertible Preferred Stock shall be entitled, in the aggregate, to that number (the "Base Amount") of votes equal to the quotient (rounded to the lowest whole number) of Two Million Dollars ($2,000,000) divided by the IPO Price. Each holder of the Class C Convertible Preferred Stock must cast all of his or her votes in the same manner on any particular matter, or not at all. Each share of Class C Convertible Preferred Stock shall be entitled to one one-hundredth (1/100) of the foregoing aggregate number of votes.

                  Paragraph 2. Dividends. The holders of the Class C Convertible Preferred Stock shall be entitled to receive dividends in respect of their shares of Class C Convertible Preferred Stock pari passu with the holders of the Common Stock, as though the holders of the Class C Convertible Preferred Stock owned of record, in the aggregate, that number of shares of Common Stock equal to the Base Amount; the amount of such dividends, in the aggregate, being referred to as the "Aggregate Dividend Amount." Each holder of Class C Convertible Preferred Stock shall be entitled to receive dividends for each one of his or her shares of Class C Convertible Preferred Stock, in an amount equal to one one-hundredth (1/100) of such Aggregate Dividend Amount.

                  Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after the Preferred Distributions (as defined in Section 3) have been made to the preferred shareholders, the holders of Class C Convertible Preferred Stock shall have the right to participate in the distribution of the remaining assets of the Corporation ratably (and no more) with the holders of the Common Stock, as though they owned of record, in the aggregate, that number of shares of

Common Stock equal to the Base Amount; the amount of such distribution, in the aggregate, being referred to as the Aggregate Liquidation Distribution Amount. Each holder of Class C Convertible Preferred Stock shall be entitled to receive a distribution for each one of his or her shares of Class C Convertible Preferred Stock in an amount equal to one one-hundredth (1/100) of such Aggregate Liquidation Distribution Amount.

                  Paragraph 4.  Redemption of Preferred Shares.

                  (a) On or after one hundred fifty (150) days from the end of the Earnout Period (as defined in paragraph 5(a)(ii), below), the Corporation may elect to redeem all of the then outstanding shares of the Class C Convertible Preferred Stock, by paying for each share Ten Cents ($0.10), and no more.

                  (b) Notice of the Corporation's election to redeem all of the then outstanding shares of the Class C Convertible Preferred Stock shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Class C Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

                  (c) The holders of the Class C Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment therefor, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust Corporation or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

                  Paragraph 5. Conversion Rights.

                  (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Class C Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of Common Stock equal to the Class C Conversion Factor, up to a
maximum of         (the "Class C Conversion Ceiling"). Each share of the Class C
Convertible Preferred Stock shall be convertible into one one-hundredth (1/100th) of the foregoing number of shares. Notwithstanding anything herein to the contrary, if: (i) the Adjusted EBT of IPS (as defined in sub-paragraph
(a)(i), below) is greater than or equal to One Million Four Hundred Sixteen Thousand Six Hundred Sixty-Seven Dollars ($1,416,667), then the Class C Conversion Factor shall equal the Class C Conversion Ceiling; or (ii) the Adjusted EBT of IPS is less than Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven ($666,667), then the Class C Conversion Factor shall equal zero.

                           (i) On or before ninety (90) days after the end of
the Earnout Period, the Corporation's independent public accountants shall determine the net income before taxes of Image Printing Systems, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Corporation at the date of issuance of the Class C Convertible Preferred Stock ("IPS"), for the Earnout Period, computed in accordance with generally accepted accounting principles, except that: (x) no interest will be charged to IPS for such year except for interest on equipment acquired by IPS on or after the first day of the Earnout Period; and (y) all management and administrative charges of the Corporation to IPS and corporate overhead expenses allocated to IPS by the Corporation will be excluded from the calculation unless otherwise mutually agreed upon in advance, except to the extent that the Corporation has assumed an expense historically incurred by IPS (i.e., if the Corporation pays for employee health benefits, IPS' allocable portion of such expenses shall be included) ("Adjusted EBT of IPS"). Intercompany transactions (i.e., transactions between IPS and any other subsidiary of the Corporation) shall be accounted for consistently with the Corporation's general accounting policies.

                           (ii) The "Earnout Period" shall be the twelve (12)
consecutive month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs (as that term is defined in that certain Agreement and Plan of Reorganization, dated as of February 28, 1997, by and among the Corporation, Image Printing Acquisition Corp., IPS and the holders of the Class C Convertible Preferred Stock, hereinafter referred to as the "Merger Agreement"), unless the Corporation receives the Date Change Notice (as defined below) on or before the Closing Date (as that term is defined in the Merger Agreement), in which case the "Earnout Period" shall be the twelve (12) consecutive month period beginning on April 1, 1997 and ending on March 31, 1998 (the "April Earnout Period"), as indicated in the Date Change Notice. If the closing of the transactions contemplated by the Merger Agreement does not occur on or prior to June 30, 1997, then the holders of the Class C Convertible Preferred Stock may elect, at their option, to change the Earnout Period to the April Earnout Period by sending a written notice (the "Date Change Notice") signed by both of the holders of the Class C Convertible Preferred Stock, to the Corporation's secretary, at its principal place of business, which is received on or before the Closing Date, specifying that the April Earnout Period shall apply. Time is of the essence in respect of the Date Change Notice; such that if the Date Change Notice is not received by the Corporation's secretary on or before the Closing Date, then the Earnout Period shall be the twelve (12) consecutive month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs.

                           (iii) The "Class C Conversion Factor" shall be
calculated as follows:

                                    (A) If the Adjusted EBT of IPS is exactly
equal to One Million Dollars ($1,000,000), then the "Class C Conversion Factor" shall equal the Base Amount.

                                    (B) If the Adjusted EBT of IPS is greater
than One Million Dollars ($1,000,000) but less than One Million Four Hundred Sixteen Thousand Six Hundred Sixty-Seven Dollars ($1,416,667), then the "Class C Conversion Factor" shall equal the Base Amount plus the quotient (rounded to the lowest whole number) of (x) the product of the EBT Multiple multiplied by seventy-two percent (72%); divided by (y) the IPO Price. The "EBT

Multiple" shall equal the product of (i) the Adjusted EBT of IPS minus One Million Dollars ($1,000,000); multiplied by (ii) six (6).

                                    (C) If the Adjusted EBT of IPS is less than
One Million Dollars ($1,000,000), then the "Class C Conversion Factor" shall equal the greater of zero or the difference of the Base Amount minus the quotient (rounded to the lowest whole number) of the EBT Multiple (as defined in this clause (C)) divided by the IPO Price. The "EBT Multiple" shall equal the product of (i) One Million Dollars ($1,000,000) minus the Adjusted EBT of IPS; multiplied by (ii) six (6).

                           (iv) All determinations by the Corporation's
independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

                  (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a)(i) above, the conversion right granted in this Paragraph 5 may be exercised by the holder or holders of the Class C Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Class C Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are being delivered for conversion into shares of Common Stock. The share certificate(s) must be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Class C Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificates and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be the holder of the number of shares of Common Stock which the shares of Class C Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Class C Convertible Preferred Stock have been converted.

                  (c) The number and type of shares into which each share of Class C Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

                                    (i) any stock dividends issued to the
holders of the Common Stock;

                                    (ii) any stock divisions or stock
combinations of the Common Stock; and

                                    (iii) shares issued in exchange for Common
Stock in connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Class C Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Class C Convertible Preferred Stock of its calculation of the adjustment.

                  (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Class C Convertible Preferred Stock.

              Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Class C Convertible Preferred Stock as herein provided, the shares of Class C Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.